Riviera Holdings Corporation
                        2901 Las Vegas Boulevard South
                              Las Vegas, NV 89109
                      Investor Relations: (800) 362-1460
                              TRADED: AMEX - RIV
                              www.theriviera.com








FOR FURTHER INFORMATION:
AT THE COMPANY:                           INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO            Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                      (208) 241-3704 Voice
(702) 794-9442 Fax                        (208) 232-5317 Fax
Email:  dkrohn@theriviera.com             Email:   etruax@aol.com

FOR IMMEDIATE RELEASE:


    RIVIERA HOLDINGS FOURTH QUARTER 2004 CONFERENCE CALL SET FOR FEBRUARY 15

LAS VEGAS, NV - February 8, 2005 - In conjunction with the release of Riviera Holdings Corporation's (AMEX: RIV) fourth quarter financial results, the Company will hold a conference call on Tuesday, February 15, 2005 at 2 p.m. Eastern Time.

What:       Riviera Holdings Fourth Quarter 2004 Financial Results

When:       Tuesday, February 15, 2005, 2 p.m. ET/ 11 a.m. PT

Where:      http://phx.corporate-ir.net/playerlink.zhtml?c=96408&s=wm&e=1014463
            -------------------------------------------------------------------
            or www.theriviera.com

How: Live and rebroadcast over the Internet - simply log onto the web at one of the above addresses

Live call via telephone: 800-500-3170

Replay information: 888-203-1112, code 9543276 (5 p.m. ET February 15 - Midnight
                    ET February 21)

Contact information: Betsy Truax 208-241-3704 or Etruax@aol.com

About Riviera Holdings:
Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.


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